Exhibit 21.1

Health Care Property Investors, Inc.

List of Subsidiaries

AHE of Somerville, Inc.

AHP of Nevada, Inc.

AHP of Washington, Inc.

Arborwood Living Center, LLC

ARC Brandywine Real Estate Holdings, LLC

ARC Holland Real Estate Holdings, LLC

ARC Lake Seminole Square Real Estate Holdings, LLC

ARC Richmond Place Real Estate Holdings, LLC

ARC Sun City Real Estate Holdings, LLC

Birmingham HCP, LLC

Edgewood Assisted Living Center, LLC

Fayetteville Health Associates Ltd. Partnership

Ft. Worth-Cal Associates, LLC

Greenleaf Living Center, LLC

HCP Medical Office Buildings I, LLC

HCP Medical Office Buildings II, LLC

HCP Medical Office Portfolio, LLC

HCP MOP Member, LLC

HCPI Idaho Falls LLC

HCPI Indiana

HCPI Indiana, LLC

HCPI Investments, Inc.

HCPI Kansas Ltd. Partnership

HCPI Knightdale, Inc.

HCPI Mortgage Corp.

HCPI Trust

HCPI/Colorado Springs Ltd. Partnership

HCPI/Little Rock Ltd. Partnership

HCPI/San Antonio Ltd. Partnership

HCPI/Tennessee, LLC

HCPI/Utah II, LLC

HCPI/Utah, LLC

Health Care Investors, III

Health Care Property Partners

Indiana HCP G.P., Inc.

Indiana HCP I, Inc.

Indiana HCP II, Inc.

Indiana HCP, L.P.

Jackson HCP, LLC

Louisiana-Two Associates, LLC

Meadowdome LLC

Perris-Cal Associates, LLC

Seminole Shores Living Center, LLC

Statesboro Associates, LLC

Tampa HCP, LLC

Texas HCP G.P., Inc.

Texas HCP Holding, L.P.

Texas HCP Medical G.P., Inc .

Texas HCP Medical Office Buildings, L.P.

Texas HCP, Inc.

Vista-Cal Associates, LLC

Wichita Health Associates Ltd. Partnership